EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2006, relating to the consolidated financial statements and financial statement schedule of Vectren Corporation and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vectren Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
June 28, 2006